UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2016

Sterling Real Estate Trust

(Exact name of registrant as specified in its charter)

North Dakota	000-54295	90-0115411
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1711 Gold Drive S., Suite 100 Fargo, North Dakota	58103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 353-2720

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Third Amended and Restated Declaration of Trust

On June 23, 2016, the Board of Trustees approved minor administrative changes to the Third Amended and Restated Declaration of Trust.

The description herein of the Third Amended and Restated Declaration of Trust is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Third Amended and Restated Declaration of Trust filed as Exhibit 4.1 hereto.

On June 23, 2016, the Board of Trustees approved minor administrative changes to the Amended and Restated Bylaws.

The description herein of the Amended and Restated Bylaws is qualified in its entirety, and the terms therein are incorporated herein, by reference to Amended and Restated Bylaws filed as Exhibit 3.1 hereto.

The Board of Trustees also approved minor administrative changes to the Governance Guidelines, Audit Committee Charter, Nomination and Governance Charter, and Executive Committee Charter that are available for review on our website.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 23, 2016, Sterling Real Estate Trust dba Sterling Multifamily Trust (the “Company”) held its annual meeting of shareholders.  At the meeting, the Company’s shareholders approved all of the following proposals as stated in the Definitive Proxy Statement on Form DEF 14A filed with the SEC on April 29, 2016:

1.

Election of nine trustees to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. The result of the votes to elect the nine trustees was as follows:

Nominee	For	Withheld	Broker Non-Vote
Clifford Fearing	4,551,206	30,471	0
Bruce W. Furness	4,548,927	32,750	0
James R. Hansen	4,548,927	32,750	0
Timothy Haugen	4,572,427	9,250	0
Timothy Hunt	4,572,947	8,730	0
Kenneth P. Regan	4,562,031	19,646	0
Richard Savageau	4,543,927	37,750	0
James S. Wieland	4,533,532	48,145	0
Lance R. Wolf	4,567,427	14,250	0

2.

Ratification of the appointment of Baker Tilly Virchow Krause, LLP to serve as independent registered public accounting firm for the year ending December 31, 2016. The proposal received: 4,571,082 votes For; 0 Against; and 10,595 Abstained.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Title
3.1	Amended and Restated Bylaws

4.1	Third Amended and Restated Declaration of Trust

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Real Estate Trust

Date: June 29, 2016

	By:	/s/ Bradley J. Swenson
Name: Bradley J. Swenson
Title: President